                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-92883) pertaining to the registration of the 1998 Nonstatutory Stock Option Plan and in the Registration Statement (Form S-8 No. 333-16707 and No. 333-37758) pertaining to the registration of the 1996 Stock Option Plan, 1996 Director Option Plan, 1988 Stock Option Plan, and 1996 Employee Stock Purchase Plan of Ventana Medical Systems, Inc. of our report dated January 25, 2001, with respect to the consolidated financial statements of Ventana Medical Systems, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

   Our audits also included the financial statement schedule of Ventana Medical Systems, Inc. listed in Item 14(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

Phoenix, Arizona
March 29, 2001